FOURTH AMENDMENT OF FIRST AMENDED AND RESTATED
CONSTRUCTION LOAN AGREEMENT
THIS FOURTH AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is entered into and effective as of the 7th day of March, 2014 among RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("Borrower"), FIRST NATIONAL BANK OF OMAHA in its capacities as a Agent and a Lender ("Agent") and the Lenders party to the Loan Agreement referenced below, and amends that certain First Amended and Restated Construction Loan Agreement dated April 16, 2012 among Borrower, the Agent and Lenders (as amended, the "Loan Agreement").
WHEREAS, pursuant to the Loan Agreement, Lenders, subject to the terms, limitations and conditions contained in the Loan Agreement, extended to Borrower the Loans, financial accommodations and credit defined therein;
WHEREAS, pursuant to that certain First Amendment of First Amended and Restated Construction Loan Agreement dated October 31, 2012, the maximum principal amount of the Revolving Credit Loan was increased to $12,000,000.00 during the Bulge Period defined therein, the Fixed Charge Coverage Ratio was modified and the Loan Agreement was otherwise amended as provided for therein;
WHEREAS, pursuant to that certain Second Amendment of First Amended and Restated Construction Loan Agreement dated April 15, 2013, the Termination Date of the Revolving Credit Loan was extended to May 15, 2013;
WHEREAS, pursuant to that certain Third Amendment of First Amended and Restated Construction Loan Agreement dated May 15, 2013, the Termination Date of the Revolving Credit Loan was extended to April 15, 2014, the maximum principal amount of the Revolving Credit Loan was modified to $10,000,000, the Bulge Period was eliminated and the Loan Agreement was otherwise amended as provided for therein;
WHEREAS, the parties desire to further extend the Termination Date of the Revolving Credit Loan to February 28, 2015, to modify the capital expenditure covenant, to permit a Tax Distribution and to otherwise amend the Loan Agreement as provided for in this Amendment; and
WHEREAS, the parties desire to amend the Loan Agreement as set forth in this Amendment.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and Borrower hereby mutually agree to amend the Loan Agreement as follows:

1.Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended and supplemented by this Amendment. The provisions of this Amendment shall become effective on the date of this Amendment.

2.The definition of the term "Termination Date" in Section 1.01 of the Loan Agreement is hereby amended by deleting the reference to April 15, 2014 as the Termination Date of the Revolving Credit Loans and inserting in lieu thereof February 28, 2015.

3.Borrower has requested that the Agent and the Lenders consent to Borrower's conversion of the Project from coal to natural gas and that the Agent and the Lenders consent to excluding not more than $5,000,000 of capital expenditures from the $1,000,000 capital expenditures covenant in Section 4.09 of the Loan Agreement. The Agent and Lenders hereby consent to Borrower's conversion of the Project from coal to natural gas and agree that not more than $5,000,000 of the cost of such conversion will be excluded from the calculation of Borrower's capital expenditures for purposes of Section 4.09 of the Loan Agreement.

4.Borrower has requested that the Agent and the Lenders consent to Borrower's making of a $2,007,408 Tax Distribution to Borrower's members. The Agent and Lenders hereby consent to Borrower's distribution to the Borrower's members of a Tax Distribution in an amount not to exceed $2,007,408 on or before April 15, 2014.

5.Pursuant to Assignment and Assumption Agreement of even date herewith between Bank of North and Amarillo National Bank, Amarillo National Bank has assigned all of its right, title and interest in the Loans and in its Declining Revolving Credit Commitment, Revolving Credit Commitment and Term Loan Commitment to Bank of North Dakota and Bank of North Dakota has assumed Amarillo National Bank's right, title and interest in the Loans and in Amarillo National Bank's Declining Revolving Credit Commitment, Revolving Credit Commitment and Term Loan Commitment, and Amarillo National Bank is no longer a Lender under the Loan Agreement, Notes and other Loan Documents. To further evidence such assignment and assumption, Exhibit A to the Loan Agreement is hereby deleted in its entirety and the Exhibit A attached to this Amendment is attached to the Loan Agreement in lieu thereof.

6.Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Agent and Lenders that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in "this Agreement" included references to this Amendment. Borrower represents, warrants and confirms to the Agent and Lenders that no Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

7.This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8.This Amendment will be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

RED TRAIL ENERGY, LLC

By: /s/ Jodi Johnson
Title: CFO

By: /s/ Gerald Bachmeier
Title: CEO

By: /s/ Ambrose Hoff
Title: Secretary

FIRST NATIONAL BANK OF OMAHA, as
Agent and Lender

By: /s/ Blake Swing
Title: Loan Officer